UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2006
MICRO LINEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24758 (Commission File Number)	94-2910085 (IRS Employer Identification No.)
2050 Concourse Drive, San Jose, California 95131
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 433-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01. Entry into a Material Definitive Agreement.
On February 24, 2006, the Board of Directors of Micro Linear Corporation (the “Registrant”) approved certain amendments to its 1991 Stock Option Plan (the “1991 Plan”) and its 1998 Nonstatutory Stock Option Plan (the “1998 Plan”, and together with the 1991 Plan, the “Plans”). In addition, the Board of Directors approved a form of stock option agreement for each of the Plans for grants of stock options in connection with the Registrant’s exchange offer, dated February 27, 2006 (the “Exchange Offer”), which was attached as an exhibit to a Tender Offer Statement on Schedule TO filed by the Registrant with the Securities and Exchange Commission on February 27, 2006.
Amendments to the Plans
The Plans were amended to provide that for purposes of setting the exercise price of a stock option at the fair market value of the Registrant’s common stock to comply with the requirements of Internal Revenue Code Section 409A or 422 (as applicable to the stock option), the administrator under the Plans may adopt and apply any valuation method to determine the Fair Market Value (as defined in the Plans) of the common stock which complies with the requirements of Internal Revenue Code Section 409A or Section 422, based on guidance from the Internal Revenue Service. In addition, the Plans were amended to be governed by the laws of the State of Delaware.
Stock Option Agreements
The Board of Directors approved forms of stock option agreements to be used in connection with stock options to be granted in the Exchange Offer under the Plans. Both forms of stock option agreements have substantially similar terms. Option grants under the form of stock option agreement will have a term of five years. The exercise price per share for the option under the form of stock option agreement will be equal to the average of the closing prices of the Registrant’s common stock as reported by the Nasdaq National Market for the 18 consecutive trading days ending immediately prior to the grant date of such options. The options granted under the form of stock option agreement will vest over a two-year period, with 1/4th of the shares subject to the option becoming exercisable after six months of continued service following the grant date and 1/24th of the shares subject to the option becoming exercisable after each month of continued service following the initial six-month period. Except as described in the following two sentences, vesting of the options granted under the form of stock option agreement will cease upon termination of service for any reason. If the optionee is involuntarily terminated, other than for cause, prior to a change in control of the Registrant and within six months of the grant date, then the vesting of the shares subject to the option will be accelerated six months. In addition, if as a result of a change in control of the Registrant the options are assumed and the optionee is involuntarily terminated other than for cause within 12 months following the change in control, then the vesting of the shares subject to the option will be accelerated in full.

A copy of each of the amended 1991 Plan and the form of stock option agreement for the 1991 Plan are attached as Exhibit 10.1 to this report. A copy of each of the amended 1998 Plan and the form of stock option agreement for the 1998 Plan are attached as Exhibit 10.2 to this report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Micro Linear Corporation’s Amended and Restated 1991 Stock Option Plan and form of Stock Option Agreement.

10.2	Micro Linear Corporation’s Amended and Restated 1998 Nonstatutory Stock Option Plan and form of Stock Option Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 2, 2006

MICRO LINEAR CORPORATION
By:	/s/ Timothy A. Richardson
	Name:	Timothy A. Richardson
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Micro Linear Corporation’s Amended and Restated 1991 Stock Option Plan and form of Stock Option Agreement.

10.2	Micro Linear Corporation’s Amended and Restated 1998 Nonstatutory Stock Option Plan and form of Stock Option Agreement.